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                                                    Exhibit 16.1



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K
Mail-Well, Inc. dated March 8, 1999.

Yours truly,



DELOITTE & TOUCHE LLP

Denver, Colorado
March 8, 1999